Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	3-31-14	12-31-13	3-31-13
Assets
Loans	$55,445	$54,457	$52,574
Loans held for sale	401	611	434
Securities available for sale	12,359	12,346	13,496
Held-to-maturity securities	4,826	4,756	3,721
Trading account assets	840	738	701
Short-term investments	2,922	5,590	3,081
Other investments	899	969	1,059

Total earning assets	77,692	79,467	75,066
Allowance for loan and lease losses	(834)	(848)	(893)
Cash and due from banks	409	617	621
Premises and equipment	862	885	930
Operating lease assets	294	305	309
Goodwill	979	979	979
Other intangible assets	117	127	159
Corporate-owned life insurance	3,425	3,408	3,352
Derivative assets	427	407	609
Accrued income and other assets	3,004	3,015	2,884
Discontinued assets	4,427	4,572	5,182

Total assets	$90,802	$92,934	$89,198

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$34,373	$33,952	$32,700
Savings deposits	2,513	2,472	2,546
Certificates of deposit ($100,000 or more)	2,849	2,631	2,998
Other time deposits	3,682	3,648	4,324

Total interest-bearing deposits	43,417	42,703	42,568
Noninterest-bearing deposits	23,244	26,001	21,564
Deposits in foreign office — interest-bearing	605	558	522

Total deposits	67,266	69,262	64,654
Federal funds purchased and securities sold under repurchase agreements	1,417	1,534	1,950
Bank notes and other short-term borrowings	464	343	378
Derivative liabilities	408	414	524
Accrued expense and other liabilities	1,297	1,557	1,352
Long-term debt	7,712	7,650	7,785
Discontinued liabilities	1,819	1,854	2,176

Total liabilities	80,383	82,614	78,819
Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,961	4,022	4,059
Retained earnings	7,793	7,606	7,065
Treasury stock, at cost	(2,335)	(2,281)	(1,930)
Accumulated other comprehensive income (loss)	(324)	(352)	(162)

Key shareholders’ equity	10,403	10,303	10,340
Noncontrolling interests	16	17	39

Total equity	10,419	10,320	10,379

Total liabilities and equity	$90,802	$92,934	$89,198

Common shares outstanding (000)	884,869	890,724	922,581

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended
	3-31-14	12-31-13	3-31-13
Interest income
Loans	$519	$532	$548
Loans held for sale	4	6	4
Securities available for sale	72	75	80
Held-to-maturity securities	22	22	18
Trading account assets	6	6	6
Short-term investments	1	2	2
Other investments	6	6	9

Total interest income	630	649	667
Interest expense
Deposits	32	34	45
Federal funds purchased and securities sold under repurchase agreements	1	—	1
Bank notes and other short-term borrowings	2	3	1
Long-term debt	32	29	37

Total interest expense	67	66	84

Net interest income	563	583	583
Provision (credit) for loan and lease losses	6	19	55

Net interest income (expense) after provision for loan and lease losses	557	564	528
Noninterest income
Trust and investment services income	98	98	95
Investment banking and debt placement fees	84	84	79
Service charges on deposit accounts	63	68	69
Operating lease income and other leasing gains	29	26	25
Corporate services income	42	40	45
Cards and payments income	38	40	37
Corporate-owned life insurance income	26	33	30
Consumer mortgage income	2	3	7
Mortgage servicing fees	15	22	8
Net gains (losses) from principal investing	24	20	8
Other income (a)	14	19	22

Total noninterest income	435	453	425
Noninterest expense
Personnel	388	398	391
Net occupancy	64	73	64
Computer processing	38	40	39
Business services and professional fees	41	42	35
Equipment	24	26	26
Operating lease expense	10	10	12
Marketing	5	18	6
FDIC assessment	6	7	8
Intangible asset amortization	10	10	12
Provision (credit) for losses on lending-related commitments	(2)	(3)	3
OREO expense, net	1	2	3
Other expense	77	89	82

Total noninterest expense	662	712	681

Income (loss) from continuing operations before income taxes	330	305	272
Income taxes	92	70	70

Income (loss) from continuing operations	238	235	202
Income (loss) from discontinued operations, net of taxes	4	(5)	3

Net income (loss)	242	230	205
Less: Net income (loss) attributable to noncontrolling interests	—	—	1

Net income (loss) attributable to Key	$242	$230	$204

Income (loss) from continuing operations attributable to Key common shareholders	$232	$229	$196
Net income (loss) attributable to Key common shareholders	236	224	199
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.26	$.21
Income (loss) from discontinued operations, net of taxes	—	(.01)	—
Net income (loss) attributable to Key common shareholders (b)	.27	.25	.22
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.26	$.21
Income (loss) from discontinued operations, net of taxes	—	(.01)	—
Net income (loss) attributable to Key common shareholders (b)	.26	.25	.21
Cash dividends declared per common share	$.055	$.055	$.05
Weighted-average common shares outstanding (000)	884,727	890,516	920,316
Weighted-average common shares and potential common shares outstanding (000) (c)	891,890	897,712	926,051

(a)	For the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, net securities gains (losses) totaled less than $1 million, $1 million, and less than $1 million, respectively. For the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.